UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2025

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange
6.750% Junior Subordinated Notes due 2064	MGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On March 7, 2025, Affiliated Managers Group, Inc. (the “Company”) filed a prospectus supplement to extend the Company’s $500 million Equity Distribution Program (as defined below), following the required filing of a new shelf registration statement on Form S-3 with the Securities and Exchange Commission on February 28, 2025. This prospectus supplement superseded and replaced the Company’s prior prospectus supplement filed on May 27, 2022, which was filed pursuant to the Company’s prior shelf registration statement. Under the continuous equity program, up to an aggregate of $500 million in shares of the Company’s common stock may be offered and sold from time to time through or to Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, and Wells Fargo Securities, LLC (collectively, the “Agents”) consistent with the terms of the equity distribution agreement (the “Equity Distribution Agreement”), dated March 7, 2025, by and among the Company, the Agents, and the Forward Purchasers (as defined below) (the “Equity Distribution Program”).

No shares of common stock were issued or sold under the prior prospectus supplement, and such earlier Equity Distribution Program has been terminated. The Company has no current plans to issue or sell shares under the replacement Equity Distribution Program, though it may determine to do so in the future from time to time.

Pursuant to the Equity Distribution Program, the Company also entered into separate confirmation letter agreements (the “Forward Sale Agreements”) with the Agents or affiliates thereof (the “Forward Purchasers”). In connection with each such Forward Sale Agreement, the Forward Purchaser (or its affiliate) may, at the Company’s request, borrow from third parties and sell through or to its affiliate Agent acting as forward seller a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock that underlie such Forward Sale Agreement. The Equity Distribution Agreement and the form of Forward Sale Agreement are attached hereto as exhibits to this filing and are incorporated by reference herein.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, relating to the validity of the shares that may be offered under the Equity Distribution Agreement and the Forward Sale Agreements is attached as Exhibit 5.1 hereto.

The foregoing descriptions of the Equity Distribution Agreement and the Forward Sale Agreements are summaries only and are qualified in their entirety by the complete text of such documents attached to this Current Report on Form 8-K as Exhibits 1.1 and 10.1, respectively.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of March 7, 2025

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the shares that may be issued pursuant to the Equity Distribution Agreement and the Forward Sale Agreements, as applicable, each dated as of March 7, 2025

10.1	Form of Forward Sale Agreement, dated as of March 7, 2025

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 7, 2025	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	General Counsel and Corporate Secretary

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